The following tweets were sent by UNITE HERE beginning on October 2, 2014:

Great read by @StevenDavidoff on $DRI #corpgov problems. Not unlike what $AHT is doing now. nyti.ms/YJj356

With spinoff and inside deals amidst special meeting solicitation, is $AHT the $DRI of hotel #reits? nyti.ms/YJj356

@StevenDavidoff $DRI spinoff and corpgov problems sound like what's happening right now at $AHT unlock-ashford.org

@StevenDavidoff ISS also rec'd withhold on all $AHT directors last yr over board entrenchment http://www.businesswire.com/news/home/20140507006854/en/ISS-recommends-shareholders-withhold-votes-6-Ashford

Inside deals follow minority vote for directors at $AHT. Is large hotel #reit like $DRI? nyti.ms/YJj356 unlock-ashford.org